EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact: Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC. ANNOUNCES
SECOND QUARTER EARNINGS CALL/WEBCAST
ACCESS INFORMATION

DES MOINES, Iowa (July 8, 2011) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today announced that second quarter earnings will be released before the market opens on August 9, 2011 and that an earnings call will be held at 11:00 a.m. eastern daylight time on that date to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s second quarter 2011 earnings results, as well as its expectations for the second half of 2011.

TELECONFERENCE: Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through November 10, 2011. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes (both required for playback) are account no. 286; conference ID no. 375086.

WEBCAST: A webcast of the teleconference can be accessed at the Company’s investor relations page at www.emcins.com/ir.  The archived webcast will be available until November 9, 2011.

TRANSCRIPT: A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

ABOUT EMCI: EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.